RESTATED

                   CERTIFICATE OF INCORPORATION

                                OF

                        GLEASON CORPORATION

                   (incorporated March 15, 1984)


          The Certificate of incorporation of Gleason Corporation, as heretofore amended, is hereby restated and integrated, without further amendment and without discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and the provisions of this restated certificate, pursuant to adoption by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware, as follows:

          FIRST:    The name of the Corporation is Corporation.

          SECOND:   The address of the registered office of the Corporation
in the State of Delaware is The Corporation Trust Center, 1209 Orange

Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent at such address is The Corporation Trust Company.

          THIRD:    The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH:   The total number of shares of all classes of stock
which the Corporation shall have authority to issue is Nine Million Two Hundred Fifty Thousand (9,250,000) shares of which Eight Million Seven Hundred Fifty Thousand (8,750,000) shares shall be Common Stock with a par value of One Dollar ($1.00) per share and Five Hundred Thousand (500,000) shares shall be Preferred Stock with a par value of One Dollar ($1.00) per share. A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, preferences and relative, participation, optional or other special rights and qualifications, limitations or restrictions thereof, or of the authority of the Board of
Directors to                           fix by resolution or resolutions
such designations and other terms, is as follows:

          A.   Preferred Stock

          The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is vested with authority to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limiting the generality of the



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                               -2-

foregoing, such provisions as may be desired concerning dividend rights and rate, if any; conversion rights and rate, if any; voting rights, if any; redemption rights (including sinking fund provisions) and redemption price or prices, if any; liquidation preferences, if any; and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware; and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

          B.   Common Stock

          Subject to all of the preferences and rights of the Preferred Stock or any series thereof that may be fixed by a resolution or resolutions of the Board of Directors, (i) dividends may be paid on the Common Stock of the Corporation as and when declared by the Board of Directors, out of funds of the Corporation legally available for the payment of such dividends, and (ii) upon dissolution or liquidation of the Corporation, after payment of the debts of the Corporation the holders of Common Stock shall be entitled to receive, pro rata, the remaining assets of the Corporation. Each share of Common Stock of the Corporation shall be entitled to one vote on all matters on which such stock is entitled tb vote.

          FIFTH:    In furtherance and not in limitation of the power
conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal from time to time the By-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.

          SIXTH:    No action may be taken by the stockholders without a
meeting.

          SEVENTH:

          1. Notwithstanding and in addition to any other vote or votes that may be required by law or this Certificate of Incorporation, except as otherwise provided in paragraph 2 of this Article Seventh, any Business Combination shall require the affirmative vote of at least (a) the holders of eighty-five percent (85%) of the outstanding shares of Common Stock of the Corporation and (b) the holders of two-thirds (2/3rds) of all outstanding shares of Common Stock not Beneficially Owned by any Interested Stockholder.

          2. The provisions of paragraph I of this Article Seventh shall not be applicable to a Business Combination if all of the conditions specified in either the following subparagraph (a) or (b) are met:

               (a) The Business Combination shall have been approved by a majority of the Disinterested Directors; or

               (b) All of the following conditions shall have been met:

                    (i) The aggregate amount of the cash and the Fair
               Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by all holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under subparagraphs (A), (B) and (C) below:

                         (A) The highest price per share (including any
                    brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder to acquire any share of Common Stock Beneficially Owned by it which was acquired by it (1) within the two-year period immediately prior to the Announcement Date or
                    (2) in the transaction in which it became a Major Stockholder, whichever is higher, plus in either case an amount equal to interest compounded quarterly from the Determination Date through the date of consummation of the Business Combination at the prime rate of interest as announced from time to time by The Chase Manhattan Bank, N.A., less in either case the aggregate amount per share of Common Stock of any dividends paid in cash and the Fair Market Value of any dividends paid other than in cash from the Determination Date through the date of consummation of the Business Combination in an amount up to but not exceeding the amount of such assumed interest per share of Common Stock;

                         (B) The Fair Market Value per share of Common
                    Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                         (C) The price per share equal to the Fair Market
                    Value per share of Common Stock determined pursuant to subparagraph (b)(i)(B) above, multiplied by the ratio of (1) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of common Stock on the first day in such two-year period on which the Interested Stockholder acquired any shares of Common Stock.

                    (ii) The consideration to be received by holders of
               Common Stock shall be in cash or in the same form as the Interested Stockholder previously paid for shares of Common Stock. If the Interested Stockholder paid for shares of Common Stock with varying forms of consideration, the form of consideration shall be either cash or the form used to acquire more than fifty percent (50%) of the shares of Common Stock previously acquired by it.

                    (iii) A proxy or information statement describing the
               proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed by first class mail to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations, or subsequent provisions).

                    (iv) After the Determination Date, such Interested
               Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (v) After the Determination Date, except as approved by
               a majority of the Disinterested

               Directors, (A) there shall have been no failure to declare and pay at the regular date therefor any dividends on any class or series of stock at not less than the highest rate paid thereon since the date which was one (1) year prior to the Determination Date; and (B) such Interested Stockholder shall not have become the Beneficial Owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming a Major Stockholder.

                    (vi) Appropriate adjustment shall be made under the
               provisions of this subparagraph (b) to give effect to any stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations of the Common Stock of the Corporation during an applicable period of time, but a distribution of shares of the Corporation's Class A Preferred Stock, however effected, shall not be deemed such an event.

          3.   For the purposes of this Article Seventh:

               (a) "Affiliate" means with respect to a Person: (i) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, or (ii) any corporation or organization (other than the Corporation or a Subsidiary) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial owner of 10 percent or more of any class of equity securities, or (iii) any trust or other estate in which such Person has a substantial beneficial interest (but the interest of an employee of the Corporation or a Subsidiary in a trust under a retirement plan of the Corporation or a Subsidiary shall not be deemed such an interest) or as to which such Person serves as trustee or in a similar fiduciary capacity, or (iv) the spouse of such Person, or (v) any Person with whom such Person is acting or has agreed to act for the purpose of acquiring, holding or voting any Voting Stock of the Corporation (but service by Persons as co-fiduciaries of a trust or other estate will not of itself make such Persons Affiliates).

               (b) "Announcement Date" means the date of the first public announcement of the proposal of the Business Combination.

               (c) A Person shall be deemed to "Beneficially Own" or be "Beneficial Owner" of all shares of Voting

          Stock as to which such Person, directly or indirectly, through any ownership, contract, arrangement, understanding, relationship, or otherwise: (i) has or shares voting power, which includes the power to vote, or to direct the voting of, such shares; or (ii) has or shares investment power, which includes the power to dispose, or to direct the disposition of, such shares; or (iii) creates or uses a trust, proxy, power of attorney,, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of causing such Person not to be Beneficial Owner thereof as part of a plan or scheme to evade the requirements of this Article; or (iv) has the right to become Beneficial Owner thereof and acquired or intends to use such right for the purpose of effecting a Business Combination or influencing (other than solely as an investor) or changing control of the Corporation.

               (d) "Business Combination" means any of the following:

                    (i) any merger or consolidation of the Corporation or
               any Subsidiary with a Major Stockholder or with any other corporation (whether or not itself a Major Stockholder) which is, or after such merger or consolidation would be an Affiliate of a Major Stockholder; or

                    (ii) any sale, lease, exchange, mortgage, pledge,
               transfer or other disposition (in one transaction or a series of transactions) to or with a Major Stockholder or any Affiliate of a Major Stockholder of assets of the Corporation (including securities of any Subsidiary) or any Subsidiary, having a Fair Market Value equal to more than $1,000,000; or

                    (iii) the issuance or transfer by the Corporation or
               any Subsidiary (in one transaction or a series of transactions) of any equity securities or securities convertible into equity securities of the corporation to a Major Stockholder or any Affiliate of a Major Stockholder in exchange for cash, securities or other property or consideration (or a combination thereof); or

                    (iv) the adoption of any plan or proposal for the
               liquidation or dissolution of the Corporation proposed by or on behalf of a major Stockholder; or

                    (v) any reclassification of securities (including any
               reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is Beneficially Owned by a Major Stockholder.

               (e) "Determination Date" means the date on which the Interested Stockholder became a Major Stockholder.

               (f) "Disinterested Director" means: any member of the original Board of Directors of the Corporation (the "Board") on the date this Article was adopted so long as he serves continuously as such and is not an Interested Stockholder, and any director who is not an Interested Stockholder and who is nominated by a majority of the then Disinterested Directors unless at the time of such nomination or within 90 days after such director's election a majority of the directors who were Disinterested Directors at the time of such nomination record at a meeting or in a writing filed with the Secretary of the Corporation that they do not deem such director to be a Disinterested Director; provided that there are not less than three (3) Disinterested Directors or, if so demanded by a majority of Disinterested Directors, not less than that number (but in no event less than three (3)) of Disinterested Directors which most nearly bears the same ratio to the total number of directors of the Corporation as the number of outstanding shares of Common Stock of the Corporation not Beneficially Owned by an Interested Stockholder bears to the total number of outstanding shares of Common Stock of the Corporation.

               (g) "Fair Market Value" means: (i) in the case of Common Stock of the Corporation, the highest closing sale price, and in the case of any other stock, the average closing sale price, during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest, or average, as the case may be, closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of Disinterested Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of Disinterested Directors.

               (h) "Interested Stockholder" means a, and each, Major Stockholder whose involvement in or connection with a transaction described in paragraph 3(d) causes it to be a Business
          Combination, and shall include any Affiliate of such Major
          Stockholder.

               (i) "Major Stockholder" means any Person (other than the Corporation or any Subsidiary) which, together with its Affiliates, is the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the outstanding shares of Common Stock or of the combined voting power of the outstanding shares of all Voting Stock of the Corporation. For the purposes of determining whether a Person is a Major Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares of which such Person is deemed to be Beneficial Owner through application of paragraph 3(c) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (j) "Person" means any individual, partnership, corporation or other entity.

               (k) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Major Stockholder, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.



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                               -9-

               (l) "Voting Stock" means any class of stock then entitled to vote in the election of directors of the Corporation or with respect to the approval of a Business Combination.

          4. A majority of Disinterested Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Seventh, including, without limitation, (a) whether a person is a Major Stockholder or an Interested Stockholder (b) the number of shares of Voting Stock Beneficially owned by any Person, (c) whether a Person is an Affiliate of another, (d) whether the applicable conditions set forth in paragraph 2(b) have been met with respect to any Business Combinations and
(e) whether the assets or securities which are the subject of any transaction are such as to render such transaction a Business Combination; and a majority of Disinterested Directors, other than a director as to whom there may be a bona fide question as to whether he is a Disinterested Director, shall have such power and duty to determine whether such director is or is not a Disinterested Director; and the good faith determination of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article Seventh.

          5. Notwithstanding any lesser vote that might be required by law or any other provision of this Certificate of Incorporation, the affirmative vote of (a) eighty-five percent (85%) of the outstanding Common Stock,, and (b) two-thirds (2/3rds) of the outstanding Common Stock not Beneficially Owned by any Major Stockholder shall be required to amend, repeal, or adopt any provision inconsistent with this Article Seventh; provided, however, that only such affirmative vote as is otherwise required by law or any other provision of this Certificate of Incorporation shall be required to amend, repeal or adopt any inconsistent provision if it has been approved by a majority of the Board including a majority of directors who would be Disinterested Directors if all Major Stockholders were Interested Stockholders.

          EIGHTH:   Notwithstanding and in addition to any other vote or
votes that might be required by law, the affirmative vote of two-thirds of the outstanding Common Stock of the Corporation entitled to vote thereon shall be required to authorize a merger or consolidation of the Corporation with any other corporation, or the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, if a vote of the stockholders of the Corporation is required by the laws of Delaware to authorize the transaction.

          NINTH:    The Corporation reserves the right at any time and from
time to time to amend, alter or repeal any



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                               -10-

provision contained in this Certificate of Incorporation in the manner now or as hereafter prescribed by law or this Certificate of Incorporation, and all rights, preferences and privileges conferred upon stockholders, directors and officers by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are subject to the rights reserved in this Article.

          TENTH: No director of the Corporation shall be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. Any repeal of this Article, or any amendment of this Article insofar as it would in any way enlarge the liability of any director of the Corporation, shall be ineffective with respect to any acts or omissions occurring prior to the date of such repeal or amendment.

          IN WITNESS WHEREOF, the undersigned has signed this Certificate this 5th day of May, 1987.



                                       /s/ James S. Gleason
                                       -----------------------------
                                       Chairman and President


ATTEST:


/s/ Morton A. Polster
------------------------------
       Secretary